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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 02:0 PM 07/11/1994
                                                             544126867 - 2384265



                            CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                            HEALTHCARE PARTNERS, L.P.


                   The undersigned, the general partners of Healthcare Partners, L.P. (the "Partnership"), certify as follows:

                   FIRST: The name of the Partnership is Healthcare Partners,
L.P.

                   SECOND: In accordance with Section 17-202, Title 6, Delaware Code, Paragraph I of the Certificate of Limited Partnership of the Partnership is amended to state the following:

                  1.  The name of the Partnership is Qualis Care, L.P.

                   IN WITNESS WHEREOF, the undersigned have executed this certificate of Amendment on June 14, 1994.

                                        CFHF PARTNERS, L.P.
                                             General Partner

                                        By CFHF, INC.
                                             General Partner



                                        By /s/  John Hall
                                           ----------------------------------
                                             President